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               Amendment to 1997 Nonqualified Stock Option Plan

                                  May 21, 1999


          ARTICLE I of the Plan is amended to restate the defined term "Participant" in its entirety as follows:

               "Participant" shall mean a person who is selected by the Board to receive benefits under this Plan and who is at the time a consultant, an officer or other key employee of the Company or any one or more of its Subsidiaries or who has agreed to commence serving in any of such capacities."